Exhibit 10.7.2

AMENDMENT NO. 2 TO THE MANAGEMENT AGREEMENT

This AMENDMENT NO. 2 TO THE MANAGEMENT AGREEMENT (the “Amendment”), dated as of April 23, 2018, is made by and between Navios Maritime Containers Inc., a corporation duly organized and existing under the laws of the Marshall Islands (“NMCI”) and Navios ShipManagement Inc., a Marshall Islands corporation (“NSM”, and together with NA/LP, the “Parties”) and amends the Management Agreement (the “Management Agreement”) entered into among the Parties on June 7, 2017 as amended on November 23, 2017 (together, with the Management Agreement, the “Agreement”). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given them in the Agreement.

WITNESSETH:

WHEREAS, the Parties desire to amend the Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Schedule B, paragraph 1, is hereby amended and substituted in its entirety:

In consideration for the provision of the Services listed in Schedule “A” by NSM to NMCI, NMCI shall, during the term of this Agreement, pay NSM a fixed daily fee of US$6,100 per day for container vessels up to 5,500 TEU and US$7,400 per day for container vessels above 8,000 TEU and up to 10,000 TEU, payable on the last day of each month. In addition, NMCI shall pay to NSM dry-docking expenses at cost for each Vessel (together with the daily fee described in the preceding sentence and any applicable value added, sales or services taxes, the “Fees”).

2.	Full Force and Effect. Except as modified by this Amendment, all other terms and conditions in the Agreement shall remain in full force and effect.

3.	Effect. Unless the context otherwise requires, the Agreement, as amended, and this Amendment shall be read together and shall have effect as if the provisions of the Agreement, as amended, and this Amendment were contained in one agreement. After the effective date of this Amendment, all references in the Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder” or words of like import referring to the Agreement shall mean the Agreement, as amended, as further modified by this Amendment.

4.	Counterparts. This Amendment may be executed in separate counterparts, all of which taken together shall constitute a single instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

NAVIOS MARITIME CONTAINERS INC.

/s/ Christos Christopoulos

By: Christos Christopoulos

Title: Chief Financial Officer

NAVIOS SHIPMANAGEMENT INC.

/s/ Vasiliki Papaefthymiou
By: Vasiliki Papaefthymiou
Title: Secretary/Director